UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2016, Apollo Commercial Real Estate Finance, Inc. (the “Company”) announced that Megan B. Gaul, the Company’s Chief Financial Officer, Treasurer and Secretary informed the Company of her intention to resign from the Company to pursue other interests effective June 15, 2016. Ms. Gaul has agreed to assist the Company in the transition of her responsibilities and will remain as Chief Financial Officer, Treasurer and Secretary of the Company until June 15, 2016. The decision of Ms. Gaul to leave the Company was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the press release announcing the resignation of Ms. Gaul is included as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is deemed “furnished” and not filed under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of Apollo Commercial Real Estate Finance, Inc. dated January 26, 2016 (this exhibit is furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein
President and Chief Executive Officer

Date: January 26, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Apollo Commercial Real Estate Finance, Inc. dated January 26, 2016 (this exhibit is furnished and not filed).